Exhibit 99.1

DCP Midstream Partners Announces Pricing of 3.875% Senior Notes

DENVER—(BUSINESS WIRE)—March 11, 2013— DCP Midstream Partners, LP (NYSE: DPM) (the Partnership) announced today that its wholly owned subsidiary, DCP Midstream Operating, LP (the Operating Partnership), priced an offering of $500 million aggregate principal amount of its 3.875% senior notes due 2023 at a price to the public of 98.718% of their face value. The senior notes will be fully and unconditionally guaranteed by the Partnership. The offering is scheduled to close on March 14, 2013, subject to customary closing conditions.

The Operating Partnership intends to use the net proceeds from this offering (i) to fund a portion of the cash purchase price of the previously announced Eagle Ford Transaction and related expenses, and (ii) for general partnership purposes. If the Eagle Ford Transaction is not consummated, the Operating Partnership intends to use such net proceeds from this offering to repay indebtedness outstanding under its revolving credit facility, for organic growth projects, and for general partnership purposes.

RBC Capital Markets, LLC, RBS Securities Inc., SunTrust Robinson Humphrey, Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and US Bancorp Investments, Inc. are acting as joint book-running managers for this offering. DNB Markets, Inc. and Scotia Capital (USA) Inc. are acting as co-managers for this offering. When available, a copy of the prospectus supplement and accompanying prospectus relating to the offering may be obtained from any of the underwriters by contacting

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street, 8th Floor

New York, NY 10281

Telephone: (866) 375-6829

RBS Securities Inc.

600 Washington Boulevard

Stamford, CT 06901

Telephone: (866) 884-2071

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road, 11th floor

Atlanta, GA 30326

Attn: Prospectus Department

Telephone: (800) 685-4786

Credit Suisse Securities (USA) LLC

Attn: Prospectus Department

11 Madison Avenue

New York, NY 10010

Phone: (800) 221-1037

Deutsche Bank Securities Inc.

Attn: Prospectus Group

60 Wall Street

New York, NY 10005-2836

Phone: (800) 503-4611

prospectus.cpdg@db.com

US Bancorp Investments, Inc.

U.S. Bancorp Investments, Inc.

214 N. Tryon

Charlotte, NC 28202

Phone: (877) 558-2607

You may also obtain these documents free of charge when they are available by visiting the Securities and Exchange Commission’s website at www.sec.gov.

The senior notes are being offered and will be sold pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This offering is being made only by means of a prospectus and related prospectus supplement.

DCP Midstream Partners, LP (NYSE: DPM) is a midstream master limited partnership engaged in the business of gathering, compressing, treating, processing, transporting, storing and selling natural gas; producing, fractionating, transporting, storing and selling NGLs and condensate; and transporting, storing and selling propane in wholesale markets. DCP Midstream Partners, LP is managed by its general partner, DCP Midstream GP, LLC, which is wholly owned by DCP Midstream, LLC, a joint venture between Spectra Energy Corp. and Phillips 66.

This press release contains forward-looking statements as defined under the federal securities laws, including statements regarding the intended use of offering proceeds and other aspects of the senior notes offering. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control, including market conditions, customary offering closing conditions, closing of the Eagle Ford Transaction and other factors described in the prospectus and accompanying prospectus supplement for the offering. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Partnership’s actual results may vary materially from what management anticipated, estimated, projected or expected.

Investors are encouraged to closely consider the disclosures and risk factors contained in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission and in the prospectus and related prospectus supplement. The statements herein speak only as of the date of this press release. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DCP Midstream Partners, LP

Media and Investor Relations Contact:

Jonni Anwar, 303-605-1868

or

24-Hour: 303-887-5419